UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2008 (October 31, 2008)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2008, Premier Power Renewable Energy, Inc. (the “Registrant”), Genesis Capital Advisors, LLC, and Vision Opportunity Master Fund, Ltd. entered into a First Amendment to Registration Rights Agreement (the “Amended RRA”), which amends the Registration Rights Agreement entered into by the parties on September 9, 2008 (the “Original RRA”). The Original RRA was attached as an exhibit to the Registrant’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (“SEC”) on September 11, 2008, and the description of the Original RRA is incorporated herein by reference.

Specifically, the Amended RRA added to the definition of “Registrable Securities” 1,600,000 shares of the Registrant’s common stock (“Shares”) held by Vision Opportunity Master Fund, Ltd. (“Vision”) and an aggregate 1,600,000 shares of the Registrant’s common stock (“Option Shares”) underlying an option to purchase the Option Shares held by Vision. As a result, Registrant is now required to register for public resale the Shares and the Option Shares in addition to the securities the Registrant is required to be registered for public resale under the Original RRA. In addition, the parties amended the manner in which the number of unregistered Registrable Securities shall be reduced in the registration statement to be filed pursuant to the Original RRA to a pro rata reduction among the holders of such Registrable Securities if, after the registration statement’s filing, there is SEC guidance that limits the number of such Registrable Securities that can be registered under the registration statement. A copy of the Amended RRA is filed with this report as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Amended RRA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended RRA

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	First Amendment to Registration Rights Agreement between the Registrant, Genesis Capital Advisors, LLC, and Vision Opportunity Master Fund, Ltd., dated October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: November 6, 2008	By:	/s/ Dean Marks

Dean Marks Chief Executive Officer and President